Exhibit 10.58

SECURITY AGREEMENT

between

LARSEN AND BOWMAN HOLDINGS LTD.,

as Pledgor

and

RB TRADEMARK HOLDCO, LLC,

as Secured Party

dated

June 30, 2013

i

ii

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated June 30, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by and among Larsen and Bowman Holdings Ltd., a Limited Corporation organized under the laws of British Columbia (the “Pledgor”), as grantor, pledgor, and assignor, in favor of RB Trademark Holdco, LLC, a Delaware limited liability company, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Secured Party”).

RECITALS

The Secured Party, as “Seller”, and Pledgor as “Buyer” are parties to that certain Acquisition Agreement dated June 30, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Acquisition Agreement”).

In payment of the purchase price set forth in the Acquisition Agreement, Pledgor has delivered to the Secured Party a promissory note dated the date hereof in a principal amount equal to U.S. $1,250,000 (as amended, restated, supplemented or otherwise modified from time to time, the “Note”; terms used but not otherwise defined herein that are defined in the Note shall have the meanings given to them in the Note).

The conditions precedent to the closing of the transactions contemplated by the Acquisition Agreement (the “Asset Acquisition”) have, prior to or, as of the date hereof, been satisfied or waived in writing and, accordingly, in exchange for the payment of the purchase price set forth in the Acquisition Agreement and the other consideration set forth therein, the Asset Acquisition has been completed as of the date hereof (the “Closing Date”)

The Pledgor will receive substantial benefits from the execution, delivery and performance of the obligations under the Acquisition Agreement and is therefore, willing to enter into this Agreement.

This Agreement is given by the Pledgor in favor of the Secured Party to secure the payment and performance of the Note.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Secured Party hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions.

(a) Unless otherwise defined herein or in the Acquisition Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(b) The following terms shall have the following meanings:

“Acquisition Agreement" has the meaning set forth in the first Recital hereof.

“Agreement” has the meaning set forth in the Preamble hereof.

“Claims” means any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and landlords', carriers', mechanics', workmen's, repairmen's, laborers', materialmen's, suppliers' and warehousemen's Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral.

“Event of Default” has the meaning set forth is Section 5 of the Note.

“First Priority” means, with respect to any Lien purported to be created in any Pledged Collateral pursuant to this Agreement, such Lien is the most senior lien to which such Pledged Collateral is subject (subject only to Liens permitted under the Acquisition Agreement).

“Note” has the meaning set forth in the Recitals hereto.

“Pledged Collateral” has the meaning set forth in Section 2.01.

“Pledgor” has the meaning set forth in the Preamble hereof.

“Related Parties” means, with respect to any Person, such Person's Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and its Affiliates.

“Secured Party” has the meaning set forth in the Preamble hereof.

“Trademarks” means, collectively, with respect to the Pledgor, the trademark registrations and applications set forth in Schedule 1 hereto, together with the goodwill connected with the use of and symbolized thereby and all extensions and renewals thereof and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to the Pledgor's use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world, (v) rights to sue for past, present and future infringements thereof and (vi) anything else included in the IP (as defined in the Acquisition Agreement).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New Jersey; provided, however, that if by reason of mandatory provisions of law, any or all of the perfection or priority of the Secured Party's security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New Jersey, the term “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

Section 1.02 Resolution of Drafting Ambiguities. The Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Agreement, that it and its counsel reviewed and participated in the preparation and negotiation of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Secured Party) shall not be employed in the interpretation of this Agreement.

Section 1.03 Schedules. The Secured Party and the Pledgor agree that the Schedules hereof and all descriptions of Pledged Collateral contained in the Schedules and all amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY INTEREST

Section 2.01 Grant of Security Interest. As collateral security for the payment and performance in full of the Note, the Pledgor hereby pledges and grants to the Secured Party, a Lien on and security interest in and to all of the right, title and interest of the Pledgor in, to and under the Trademarks, wherever located, (the “Pledged Collateral”), all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records relating to the Pledged Collateral at any time evidencing or relating to the foregoing, all Proceeds and products of the Pledged Collateral and all accessions to, substitutions and replacements for, and rents, profits and products of, the Pledged Collateral, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Pledgor from time to time with respect to the Pledged Collateral.

Section 2.02 Filings.

(a) Each Pledgor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether the Pledgor is an organization, the type of organization and any organizational identification number issued to such Grantor and (ii) any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Pledgor hereunder, without the signature of the Pledgor where permitted by law. The Pledgor agrees to provide all information described in the immediately preceding sentence to the Secured Party promptly upon request by the Secured Party.

(b) The Pledgor hereby authorizes the Secured Party to file with the United States Patent and Trademark Office (and any successor office and any similar office in any United States state or other country) this Agreement and other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Pledgor hereunder, without the signature of the Pledgor where permitted by law, and naming the Pledgor as debtor, and the Secured Party as secured party.

ARTICLE III

PERFECTION AND FURTHER ASSURANCES

Section 3.01 Maintenance of Perfected Security Interest. The Pledgor represents and warrants that, to the best of its knowledge, and based upon the representations of the Secured Party in connection with the Acquisition Agreement, on the date hereof all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Secured Party in respect of the Pledged Collateral have been delivered to the Secured Party in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office. The Pledgor agrees that at its sole cost and expense, the Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected First Priority security interest.

Section 3.02 Further Assurances. The Pledgor shall take such further actions, and execute and/or deliver to the Secured Party such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Secured Party may reasonably request in order to perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Secured Party hereunder, and enable the Secured Party to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of any financing statements, continuation statements and other documents under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, the filing of this Agreement with the United States Patent and Trademark Office and in such offices wherever required by law to perfect, continue and maintain a valid, enforceable, First Priority security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Secured Party hereunder, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing, but subject to applicable law, the Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Secured Party from time to time upon reasonable request by the Secured Party such lists, schedules, descriptions and designations of the Pledged Collateral, statements, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Secured Party shall reasonably request. If an Event of Default has occurred and is continuing, the Secured Party may institute and maintain, in its own name or in the name of the Pledgor, such suits and proceedings as the Secured Party may deem necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgor.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

The Pledgor represents, warrants and covenants as follows:

Section 4.01 Representations.

(a) Power and Authorization. The Pledgor has the power and authority, and the legal right, to own or lease and operate its property, and to carry on the business as now conducted and as proposed to be conducted. The Pledgor has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except the filings of this Agreement with the United States Patent and Trademark Office and any filings made under Section 2.02(a) of this Agreement.

(b) Enforceability. This Agreement constitutes, a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c) No Contravention. The execution, delivery and performance of this Agreement will not violate any Requirement of Law or any Contractual Obligation of the Pledgor and will not result in, or require, the creation or imposition of any Lien on the Pledged Collateral pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by this Agreement). No Requirement of Law or Contractual Obligation applicable to the Pledgor would reasonably be expected to have a Material Adverse Effect.

(d) No Litigation. To the best of Pledgor’s knowledge, and based in part upon the representations of the Secured Party in connection with the Acquisition Agreement, no action, suit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Pledgor, threatened by or against the Pledgor or against any of its property or assets (i) with respect to any of the transactions contemplated hereby or thereby, or (ii) that would reasonably be expected to have a Material Adverse Effect.

Section 4.02 Ownership of Property and No Other Liens. To the best of Pledgor’s knowledge, and based in part upon the representations of the Secured Party in connection with the Acquisition Agreement: (a) Pledgor has good title to all its Pledged Collateral, and none of such property is subject to any Lien, claim, option or right of others, except for the security interest granted to the Secured Party; and (b) no person other than the Secured Party has control or possession of all or any part of the Pledged Collateral, except as permitted by the Acquisition Agreement.

Section 4.03 Perfected First Priority Security Interest. This Agreement is effective to create in favor of the Secured Party, a legal, valid and enforceable security interest in the Pledged Collateral and the proceeds thereof. When this Agreement is filed with the United States Patent and Trademark Office and all filings under Section 2.02(a) of this Agreement are filed, this Agreement shall constitute, and will at all times that it continues in force constitute, a fully perfected First Priority Lien on, and security interest in, all rights, title and interest of the Pledgor in the Pledged Collateral and the proceeds thereof, as security for the Note.

Section 4.04 No Transfer of Pledged Collateral. The Pledgor shall not sell, offer to sell, dispose of, convey, assign or otherwise transfer, or grant any option with respect to, restrict, or grant, create, permit or suffer to exist any Lien on, any of the Pledged Collateral pledged by it hereunder or any interest therein except as permitted by the Acquisition Agreement.

Section 4.05 Claims Against Pledged Collateral. The Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral and the First Priority security interest and Lien granted to the Secured Party with respect thereto against all claims and demands of all persons at any time claiming any interest therein materially adverse to the Secured Party. Except as expressly permitted by the Acquisition Agreement, there is no agreement, order, judgment or decree, and the Pledgor shall enter into any agreement or take any other action, that could restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with the Pledgor’s obligations or the rights of the Secured Party hereunder.

Section 4.06 Other Financing Statements. The Pledgor has not executed, filed, nor authorized any third party to file any financing statement or other instrument similar in effect covering all or any part of the Pledged Collateral in any recording office, except such as have been filed in favor of the Secured Party pursuant to this Agreement. No financing statement or other instrument similar in effect covering all or any part of the Pledged Collateral is on file in any recording office, except such as have been filed in favor of the Secured Party pursuant to this Agreement.

No Pledgor shall execute, authorize or permit to be filed in any recording office any financing statement or other instrument similar in effect covering all or any part of the Pledged Collateral.

Section 4.07 Approvals. In the event that the Secured Party desires to exercise any remedies or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Secured Party, the Pledgor agrees to assist the Secured Party in obtaining as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

Section 4.08 Pledged Collateral Information. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to the Secured Party, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects.

ARTICLE V

PLEDGED COLLATERAL

Section 5.01 Intellectual Property License. For the purpose of enabling the Secured Party, during the continuance of an Event of Default, to exercise rights and remedies under Article VI hereof at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Pledgor hereby grants to the Secured Party, to the extent of the Pledgor's rights and effective only during the continuance of an Event of Default, an irrevocable, non-exclusive license to use and sublicense any of the Trademarks then owned by or licensed to the Pledgor. Such license shall include access to all devices, products and media in which any of the Trademarks are embodied, embedded, recorded or stored and to all computer programs used for the compilation or printout hereof.

Section 5.02 Dealing With Intellectual Property. On a continuing basis, the Pledgor shall, at its sole cost and expense,

(a) promptly following its becoming aware thereof, notify the Secured Party of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office regarding the Pledgor's claim of ownership in or right to use any of the Trademarks, the Pledgor's right to register such Trademark or its right to keep and maintain such registration in full force and effect,

(b) maintain and protect the Trademarks for use,

(c) not permit to lapse or become abandoned any Trademarks, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Trademark, in each case except as shall be consistent with commercially reasonable business judgment,

(d) upon the Pledgor obtaining knowledge thereof, promptly notify the Secured Party in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any of the Trademarks, the ability of the Pledgor or the Secured Party to dispose of the Trademarks or any portion thereof or the rights and remedies of the Secured Party in relation thereto including a levy or threat of levy or any legal process against the Trademarks or any portion thereof,

(e) not license the Trademarks other than licenses entered into by the Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses, in any such case in a manner that could materially impair in the reasonable judgment of the Pledgor, the Lien on and security interest in the Trademarks created therein hereby or the exercise of remedies by the secured party hereunder, without the consent of the Secured Party, and

(f) diligently keep adequate records respecting the Trademarks.

Section 5.03 Intellectual Property Litigation. Unless there shall occur and be continuing any Event of Default, the Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgor, such applications for protection of the Trademarks and suits, proceedings or other actions to prevent the infringement, misappropriation, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Trademarks. Upon the occurrence and during the continuance of any Event of Default, the Secured Party shall have the right but shall in no way be obligated to file applications for protection of the Trademarks and/or bring suit in the name of the Pledgor, the Secured Party to enforce the Trademarks and any license thereunder. In the event of such suit, the Pledgor shall, at the reasonable request of the Secured Party, do any and all commercially reasonable acts/lawful acts and execute any and all documents reasonably requested by the Secured Party in aid of such enforcement and the Pledgor shall promptly reimburse and indemnify the Secured Party for all reasonable costs and expenses incurred by the Secured Party in the exercise of its rights under this Section 5.03 in accordance with Section 7.07. In the event that the Secured Party shall elect not to bring suit to enforce the Trademarks as permitted by this Section 5.03 and an Event of Default has occurred and is continuing, the Pledgor agrees, at the reasonable request of the Secured Party, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, misappropriation, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Trademarks by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any person so infringing necessary to prevent such infringement.

ARTICLE VI

REMEDIES

Section 6.01 Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Secured Party may exercise, without any other notice to or demand upon the Pledgor, in addition to the other rights and remedies provided for herein or in the Acquisition Agreement or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Pledged Collateral) and also may:

(i) without notice except as specified below, sell, resell, assign and deliver or grant a license to use or otherwise dispose of the Pledged Collateral or any part thereof, in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable; and

(ii) exercise any and all rights and remedies of the Pledgor under or in connection with the Pledged Collateral, or otherwise in respect of the Pledged Collateral, including without limitation, the exercise any and all rights with respect to any Pledged Collateral.

The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Pledged Collateral, if permitted by applicable law, the Secured Party may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the obligations under the Note as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Pledged Collateral and any other security for the Note or otherwise. The Secured Party shall not be liable for failure to collect or realize upon any or all of the Pledged Collateral or for any delay in so doing nor shall it be under any obligation to take any action with regard thereto. The Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Upon the written demand of the Secured Party, the Pledgor shall execute and deliver to the Secured Party an assignment or assignments of any or all of the Trademarks and such other documents and take such other actions as are necessary or appropriate to carry out the intent and purposes hereof. Within five Business Days of written notice thereafter from the Secured Party, the Pledgor shall make available to the Secured Party, to the extent within the Pledgor's power and authority, such personnel in the Pledgor's employ on the date of the Event of Default as the Secured Party may reasonably designate to permit the Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by the Pledgor under the Trademarks, and such persons shall be available to perform their prior functions on the Secured Party's behalf.

Section 6.02 No Waiver and Exclusive Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to Section 7.05), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure on the part of the Secured Party to exercise, no course of dealing with respect to, and no delay on the part of the Secured Party in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Secured Party be required to look first to, enforce or exhaust any other security, collateral or guaranties. The Secured Party’s rights and remedies provided herein, in the UCC and in the Note shall be its sole and exclusive remedies for any breach by the Pledgor of any of its obligations hereunder.

Section 6.03 Application of Proceeds. Upon the exercise by the Secured Party of its remedies hereunder, any proceeds received by the Secured Party in respect of any realization upon any Pledged Collateral shall be applied, together with any other sums then held by the Secured Party pursuant to this Agreement, in accordance with the Acquisition Agreement. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay the Note and the fees and other charges of any attorneys employed by the Secured Party to collect such deficiency.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Performance By Secured Party. If the Pledgor shall fail to perform any covenants contained in this Agreement after giving effect to all applicable grace periods (including covenants to pay insurance, taxes and claims arising by operation of law in respect of the Pledged Collateral and to pay or perform any Pledgor obligations under any Pledged Collateral) or if any representation or warranty on the part of the Pledgor contained herein shall be breached, the Secured Party may (but shall not be obligated to) during the existence of an Event of Default/following notice to the Pledgor of such failure to perform and such Pledgor's failure to remedy such failure within a commercially reasonable time period, do the same or cause it to be done or remedy any such breach, and may make payments for such purpose; provided, however, that the Secured Party shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which the Pledgor fails to pay or perform as and when required hereby and which the Pledgor does not contest in accordance with the provisions of the Acquisition Agreement. Any and all amounts so paid by the Secured Party shall be reimbursed by the Pledgor in accordance with the provisions of Section 7.07. Neither the provisions of this Section 7.01 nor any action taken by the Secured Party pursuant to the provisions of this Section 7.01 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default.

Section 7.02 Power of Attorney. The Pledgor hereby appoints the Secured Party its attorney-in-fact, with full power and authority in the place and stead of the Pledgor and in the name of the Pledgor, or otherwise, from time to time during the existence of an Event of Default in the Secured Party's discretion to take any action and to execute any instrument consistent with the terms of the Acquisition Agreement which the Secured Party may deem necessary or advisable to accomplish the purposes hereof (but the Secured Party shall not be obligated to and shall have no liability to the Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. The Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

Section 7.03 Continuing Security Interest and Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) be binding upon the Pledgor, its successors and assigns and (b) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and each of its permitted successors, transferees and assigns and their respective officers, directors, employees, affiliates, agents, advisors and controlling persons; provided that, the Pledgor shall not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party and any attempted assignment or transfer without such consent shall be null and void. Without limiting the generality of the foregoing clause (b), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Acquisition Agreement.

In the event that: (i) the Secured Party shall assign or otherwise transfer any indebtedness held by it secured by this Agreement to any third party other than as security for indebtedness; (ii) the Secured Party’s rights under this Agreement shall be transferred to any third party other than as security for indebtedness; (iii) the Secured Party commences any case, proceeding or other action relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to the Secured Party, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, or (iv) the Secured Party seeks appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or makes a general assignment for the benefit of its creditors, the Secured Party shall notify the Pledgor of the event within seven (7) days of its occurrence. Pledgor shall then have the right within 60 days of such event to pay the remaining balance under the Note and thereby terminate any further obligations under the Note or this Agreement. Nothing in this paragraph shall affect the schedule of payments under the Note or the Pledgor’s right to prepay its obligations thereunder.

Section 7.04 Termination and Release.

(a) At such time as the Note shall have been paid in full (other than contingent indemnification obligations in which no claim has been made or is reasonably foreseeable), the Pledged Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Secured Party and the Pledgor hereunder shall terminate, all without delivery of any instrument or any further action by any party, and all rights to the Pledged Collateral shall revert to the Pledgor. At the request and sole expense of the Pledgor following any such termination, the Secured Party shall deliver to the Pledgor any Pledged Collateral held by the Secured Party hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

(b) If any of the Pledged Collateral shall be sold, transferred or otherwise disposed of by the Pledgor in a transaction permitted by this Agreement, then the Lien created pursuant to this Agreement in such Pledged Collateral shall be released, and the Secured Party, at the request and sole expense of the Pledgor, shall execute and deliver to the Pledgor all releases and other documents reasonably necessary or advisable for the release of the Liens created hereby on such Pledged Collateral; provided that the Pledgor shall provide to the Secured Party evidence of such transaction's compliance with this Agreement as the Secured Party shall reasonably request.

Section 7.05 Modification in Writing. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Pledgor therefrom shall be effective, except by a written instrument signed by the Secured Party in accordance with the terms of the Acquisition Agreement. Any amendment, modification or supplement of any provision hereof, any waiver of any provision hereof and any consent to any departure by the Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given.

Section 7.06 Notices. Unless otherwise provided herein, any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Acquisition Agreement.

Section 7.07 Indemnity and Expenses.

(a) The Pledgor hereby agrees to indemnify and hold harmless the Secured Party (and any sub-agent thereof) and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") from any losses, damages, liabilities, claims and related expenses (including the fees and expenses of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees, expenses and time charges for attorneys who are employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Pledgor) other than such Indemnitee and its Related Parties arising out of, in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any failure of the Note to be the legal, valid, and binding obligations of the Pledgor enforceable against the Pledgor in accordance with their terms, whether brought by a third party or by the Pledgor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) result from a claim brought by the Pledgor against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder, if the Pledgor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(b) To the fullest extent permitted by applicable law, the Pledgor hereby agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby. No Indemnitee shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the transactions contemplated hereby.

(c) The Pledgor agrees to pay or reimburse the Secured Party for all its costs and expenses incurred in collecting against the Pledgor its obligations under the Note or otherwise enforcing or preserving any rights under this Agreement, including the fees and other charges of counsel (including the allocated fees and expenses of internal counsel) to the Secured Party.

(d) All amounts due under this Section shall be payable promptly/not later than ten days after demand therefor, shall constitute obligations under this Agreement and shall bear interest until paid at a rate per annum equal to 3% per annum above the Base Rate announced from time to time by Citibank, N.A., but not in excess of the maximum rate allowed by applicable law.

(e) Without prejudice to the survival of any other agreement of the Pledgor under this Agreement, the agreements and obligations of the Pledgor contained in this Section shall survive the payment in full of the Note and all other amounts payable under this Agreement.

Section 7.08 Governing Law, Consent to Jurisdiction and Waiver of Jury Trial. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of New Jersey. The other provisions of Sections 9.1 and 9.9 of the Acquisition Agreement and Section 7.6 of the Note are incorporated herein, mutatis mutandis, as if a part hereof.

Section 7.09 Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

Section 7.10 Counterparts; Integration; Effectiveness. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. This Agreement shall become effective when it shall have been executed by the Secured Party and when the Secured Party shall have received counterparts hereof signed by each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.11 No Release. Nothing set forth in this Agreement, nor the exercise by the Secured Party of any of the rights or remedies hereunder, shall relieve the Pledgor from the performance of any term, covenant, condition or agreement on the Pledgor's part to be performed or observed in respect of any of the Pledged Collateral or from any liability to any person in respect of any of the Pledged Collateral or shall impose any obligation on the Secured Party to perform or observe any such term, covenant, condition or agreement on the Pledgor's part to be so performed or observed or shall impose any liability on the Secured Party for any act or omission on the part of the Pledgor relating thereto or for any breach of any representation or warranty on the part of the Pledgor contained in this Agreement or the Acquisition Agreement, or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of the Pledgor contained in this Section 7.11 shall survive the termination hereof and the discharge of the Pledgor's other obligations under this Agreement and the Acquisition Agreement.

Section 7.12 Obligations Absolute. The Pledgor hereby waives demand, notice, protest, notice of acceptance of this Agreement, or other action taken in reliance hereon and all other demands and notices of any description. All obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of:

(a) any illegality or lack of validity or enforceability of the Note or any related agreement or instrument;

(b) any change in the time, place or manner of payment of, or in any other term of, the Note or any other agreement, including any increase in the Note;

(c) any taking, exchange, substitution, release, impairment or non-perfection of any Pledged Collateral;

(d) any manner of sale, disposition or application of proceeds of any Pledged Collateral or any other collateral or other assets to all or part of the Note;

(e) any default, failure or delay, willful or otherwise, in the performance of the Note;

(f) any change, restructuring or termination of the corporate structure, ownership or existence of the Pledgor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Pledgor or its assets or any resulting release or discharge of the Note;

(g) the failure of any other Person to execute or deliver this Agreement, or any other agreement or the release or reduction of liability of the Pledgor with respect to the Note;

(h) the failure of the Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of the Acquisition Agreement or otherwise;

(i) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Pledgor against the Secured Party; or

(j) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Party that might vary the risk of the Pledgor or otherwise operate as a defense available to, or a legal or equitable discharge of the Pledgor.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

LARSEN AND BOWMAN HOLDINGS LTD.

By:	/s/ Stacy Larsen
Name:	Stacy Larsen
Title:	President

RB TRADEMARK HOLDCO, LLC,
as Secured Party]

By:	/s/ Marc S. Goldfarb
Name:	Marc S. Goldfarb
Title:	Senior Vice President and General Counsel

Schedule 1

Trademark	Country	Trademark Application/ Registration Number
RUSS BERRIE AND COMPANY	New Zealand	Reg. No. 168792
APPLAUSE (block letters)	United States	Reg. No. 1,223,558
APPLAUSE (block letters)	Benelux	Reg. No. 730983
APPLAUSE (block letters)	Canada	Reg. No. TMA304,224
APPLAUSE	France	Reg. No. 3136799
APPLAUSE	Germany	Reg. No. 1,050,030
APPLAUSE & Hands Design	United States	Reg. No. 1,251,348
APPLAUSE & Hands Design	United States	Reg. No. 1,190,130
APPLAUSE & Hand Device	Australia	Reg. No. 361197
APPLAUSE & Hand Device	Canada	Reg. No. TMA304,223
APPLAUSE (Design)	Germany	Reg. No. 1,075,372
APPLAUSE & Hand Device	Mexico	Reg. No. 968460
APPLAUSE & Hand Device	United Kingdom	Reg. No. 1,155,354
EVERYONE LOVES TO GET APPLAUSE	United States	Reg. No. 1,230,618
EVERYONE LOVES TO GET APPLAUSE	Benelux	Reg. No. 730984
EVERYONE LOVES TO GET APPLAUSE	European Union	App. 4180717
EVERYONE LOVES TO GET APPLAUSE	Germany	Reg. No. 2,039,483
EVERYONE LOVES TO GET APPLAUSE	Mexico	Reg. No. 968941
RUSS	Argentina	Reg. No. 1.889.438 (Renewal of Reg. No. 1400503)
RUSS	Argentina	Reg. No. 1357309
RUSS	Argentina	Reg. No. 1.743.356 (Renewal of Reg. No. 1339312)
RUSS	Chile	Reg. No. 681369
RUSS	China	Reg. No. 924294
RUSS	China	Reg. No. 905751
RUSS	Columbia	Reg. No. 168902
RUSS	Hong Kong	Reg. No. 1987B1635
RUSS	Israel	Reg. No. 58748
RUSS	Panama	Reg. No. 36349

Trademark	Country	Trademark Application/ Registration Number
RUSS	Paraguay	Reg. No. 225484
RUSS	Poland	App. No. Z200594
RUSS	South Africa	Reg. No. B84/2503
RUSS	Taiwan	Reg. No. 255821
RUSS	Taiwan	Reg. No. 255887
RUSS	Taiwan	Reg. No. 259886
RUSS	Taiwan	Reg. No. 266296
RUSS	Taiwan	Reg. No. 267160
RUSS	Taiwan	Reg. No. 269334
RUSS	Taiwan	Reg. No. 273776
RUSS	Venezuela	Reg. No. 114623-F
Russ and Butterfly Design	Philippines	Reg. No. 49670
RUSS and Design	Switzerland	Reg. No. 332925
RUSS and Design	Brazil	Reg. No. 816350752
RUSS and Design	Korea	Reg. No. 114480
RUSS and Design	Korea	Reg. No. 36208
RUSS and Design	Mexico	Reg. No. 377590
RUSS and Device	Taiwan	Reg. No. 255820
RUSS Design	Malaysia	Reg. No. 86005514
RUSS & Design	Japan	Reg. No. 4774675
RUSS & Device	China	Reg. No. 1092630
RUSS & Device	China	Reg. No. 1070211
RUSS & Design	United States	Reg. No. 2,891,296
RUSS & Design	Australia	Reg. No. 405292
RUSS & Design	Canada	Reg. No. 301773
RUSS & Device	Australia	Reg. No. 444252
RUSS & Device	Australia	Reg. No. 444253
RUSS & Device	China	Reg. No. 1082253
RUSS (Label)	Italy	Reg. No. 686759
RUSS (Special Form)	South Africa	Reg. No. B82/2552
RUSS and Design	Peru	Reg. No. 80444
RUSS and Design	Puerto Rico	Reg. No. 25984
RUSS and Design	Singapore	Reg. No. T8604251
RUSS and Design	Singapore	Reg. No. T8602247
RUSS and Device	Russia	Reg. No. 272706
RUSS and Design	France	Reg. No. 1271767
RUSS and Design	Germany	Reg. No. 1075676
RUSS and Design	Mexico	Reg. No. 393700

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Trademark	Country	Trademark Application/ Registration Number
RUSS and Design	Mexico	Reg. No. 382026
RUSS and Device	New Zealand	Reg. No. 164554
RUSS and Device	Russia	Reg. No. 290097
RUSS and Device	Taiwan	Reg. No. 255886
RUSS and Device	Taiwan	Reg. No. 259885
RUSS and Device	Taiwan	Reg. No. 273775
RUSS and Device	Taiwan	Reg. No. 908088
RUSS and Device	Taiwan	Reg. No. 901998
RUSS and Device	Taiwan	Reg. No. 917138
RUSS and Device	United Kingdom	Reg. No. 1298343
RUSS and Device	United Kingdom	Reg. No. 1302734 merged under Reg. No. 1302736
RUSS and Device	United Kingdom	Reg. No. 1302735 merged under Reg. No. 1302736
RUSS and Device	United Kingdom	Reg. No. 1302736
RUSS and Logo	Indonesia	App. No. D00.2008.031745
RUSS BERRIE	Chile	Reg. No. 681370
RUSS LOGO	El Salvador	180 Book 141
RUSS PLUS	El Salvador	79 BOOK 53
RUSSPLUS	United States	Reg. No. 2,260,182

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